Exhibit 99.3

Unaudited pro forma condensed combined financial information

On November 26, 2013, SFX Entertainment, Inc. (the “Company” or “We”) entered into a share purchase agreement with SFXE Netherlands Holdings B.V., a wholly owned subsidiary of the Company, Accepté Holding B.V. (“Accepté”), Accepté B.V., and the additional signatories named therein, pursuant to which the Company  acquired 75% of the outstanding share capital of Accepté from the shareholders of Accepté.

The following unaudited pro forma condensed combined financial information gives effect to the above described acquisition by applying certain pro forma adjustments to the historical consolidated financial statements of the Company. The pro forma adjustments give effect to the following transactions (the “Transactions”):

•  our acquisition on June 19, 2012 of Disco Productions, Inc. (now operating as SFX-Disco Operating LLC) (“DDP”);

•  our acquisition on July 31, 2012 of Dayglow LLC and its affiliates (now operating as SFX-Life in Color, LLC, or”LIC”), which is our Predecessor;

•  our acquisition on December 31, 2012 of an 80% ownership interest in MMG Nightlife, LLC (“MMG”);

•  our January 1, 2013 acquisition of a 51% ownership interest in ID&T/SFX North America LLC (the “ID&T JV”) and our subsequent acquisition of an additional 49% ownership interest in the ID&T JV on October 18, 2013;

•  our acquisition on March 15, 2013 of a 100% ownership interest in BEATPORT, LLC (“Beatport”);

•  our acquisition on October 18, 2013, of a 100% ownership interest in the worldwide business (the “ID&T Business”) of ID&T NewHolding B.V. (such entity, together with One of Us B.V. (f/k/a ID&T Holding B.V.), “ID&T”);

•  our acquisition on October 28, 2013, of substantially all of the assets of Totem Onelove Group Pty Ltd and Totem Industries Pty Ltd (collectively, “Totem”);

•  our acquisition on October 31, 2013, of a 100% ownership interest in Made Event, LLC and EZ Festivals, LLC(collectively, “Made”);

•  our acquisition on November 18, 2013, of a 100% ownership interest in i-Motion GmbH Events & Communication(“i- Motion”);

•  our acquisition on December 2, 2013, of a 75% ownership interest in Accepté Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Paylogic”), with a commitment to acquire the remaining 25% no later than the second quarter of 2016;

•  the net proceeds from our October 15, 2013, initial public offering and the application of the proceeds therefrom;

•  the issuance of 233,000 shares of common stock to Mr. Sillerman, which we issued on October 15, 2013;

•  the exchange transaction with Mr. Sillerman on April 23, 2013, whereby we exchanged (i) 9,350,000 warrants issued to Mr. Sillerman for an equal amount of stock options and (ii) 1,000,000 shares of our common stock and 100,000 warrants with an exercise price of $0.01 per share for 1,100,000 shares of restricted stock; and

•  the net proceeds from our note offering and the application of the estimated proceeds therefrom.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012, the nine months ended September 30, 2013 and September 30, 2012, gives effect to the Transactions as if each of them had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of September 30, 2013, gives effect to the Transactions, as if each of them had occurred on September 30, 2013.

These unaudited pro forma condensed combined financial statements include adjustments for our acquisitions (“S-1 acquisitions”) contemplated in our effective filing of Form S-1 (File No. 333-189564), dated October 8, 2013, and our completed significant acquisition in Paylogic. We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed combined financial statements. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our audited consolidated financial statements will depend upon a number of factors and additional information that will be available on or after the filing of this Form 8-K/A. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material. The historical financial statements of Paylogic are included in this Form 8-K/A.

We will account for each of the acquisitions in the Transactions using the acquisition method of accounting for business combinations under US GAAP. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, liabilities, and any non-controlling interest based on their estimated fair values as of the acquisition date. As of the date of this Form 8-K/A, we have not completed the valuation studies necessary to finalize the acquisition date fair values of the assets acquired and liabilities assumed and the related allocation of purchase price for ID&T JV, Beatport, ID&T, i-Motion, Totem, Made, and Paylogic. The historical financial statements of Paylogic were prepared under International Financial Reporting Standards (“IFRS”), upon accounting for the acquisition under US GAAP we performed an analysis of identifying differences in accounting standard between IFRS and US GAAP, and determined there were no differences between IFRS and US GAAP. Accordingly, the values of the assets and liabilities set forth in these unaudited pro forma condensed combined financial statements for these businesses are preliminary. Once we complete our final valuation processes, we may report changes to the value of the assets acquired and liabilities assumed, as well as the amount of goodwill, and those changes could differ materially from what we present here.

We provide these unaudited pro forma condensed combined financial statements for informational purposes only. These unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor do they purport to project our results of operations or financial condition for any future period or future date. You should read these unaudited pro forma condensed combined financial statements in conjunction with the historical financial statements of Paylogic, including the related notes thereto, included in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

						S-1
						Acquisitions
	SFX					Pro			Paylogic Pro		Pro Forma					Consolidated
	Entertainment,		I-			Forma		Paylogic	Forma		for	Note				Pro Forma
(in 000s)	Inc.	ID&T	Motion	Totem	Made	Adjustments		(a)	Adjustments		Acquisitions	Offering		IPO		Results
Assets
Cash and cash equivalents	$17,440	$23,018	$4,094	$10,647	$1,125	$(178,299	)(1)(3)	$7,512	$(5,436	)(1)(3)	$(119,899)	$137,605	(1)	$242,642	(1)	$260,348
Accounts receivable	9,186	3,254	515	32	1,628	(1,573	)(2)	256	(1,539	)(2)	11,759			—		11,759
Due from related parties	1,825	5,999	87	3,312	—	(5,093	)(2)	—	—		6,130			—		6,130
Due from promoters	2,340	—	—	—	—			—			2,340			—		2,340
Prepaid expense	1,173	—	134	3,300	300			58			4,965			—		4,965
Other current assets	2,468	70,020	448	468	6,100	(59,904	)(2)(3)	2,434			22,034			(1,878	)(9)	20,156
Total current assets	34,432	102,291	5,278	17,759	9,153	(244,869)		10,260	(6,975)		(72,671)	137,605		240,764		305,698
Property, plant and equipment, net	5,983	3,275	357	206	79			495			10,395			—		10,395
Goodwill	50,072	—	—	—	—	68,644	(4)		4,401	(4)	123,117			—		123,117
Intangible assets, net	96,723	415	18	27	37	205,434	(5)	1,251	11,953	(5)	315,858			—		315,858
Other assets	67,157	3,992	146	0	—	(43,173	)(6)	317			28,439	(18,844	)(8)	—		9,595
Total assets	$254,367	$109,973	$5,799	$17,992	$9,269	$(13,964)		$12,323	$9,379		$405,138	$118,761		$240,764		$764,663

Liabilities and Equity
Accounts payable and accrued expenses	$33,063	$15,613	$1,393	$4,682	$6,526	$—	(2)	$614	$(1,687	)(2)	$60,204			$—		$60,204
Notes payable, current	73,836	—	—	—	500	13,660	(3)(7)	—			87,996	(73,836	)(8)	—		14,160
Label and royalty payables	13,126	—	—	—	—			—			13,126			—		13,126
Deferred revenue	2,924	6,610	540	9,530	—	—	(2)	—	135	(2)	19,739			—		19,739
Due to related parties	2,612	690	—	4,685	1,036	(8,773	)(2)(3)	—			250			—		250
Other current liabilities	5,754	40,902	1,700	45	1,748	(40,200	)(3)	9,344			19,293			—		19,293
Total current liabilities	131,315	63,815	3,633	18,942	9,810	(35,313)		9,958	(1,552)		200,608	(73,836)		—		126,772

Deferred tax liabilities	329	—	1	—	—			—	—		330			—		330
Mandatorily redeemable non-controlling interest	—	—	—	—	—	—		—	1,191	(4)	1,191			—		1,191
Due to related party - long term	464	—	—	—	—			—	—		464			—		464
Other long term liabilities	9,072	—	—	34	—	43,315	(4)	2,360	—		54,781			—		54,781
Long term debt	—	—	—	—	—	—		—			—	215,050	(8)			215,050
Total Liabilities	141,180	63,815	3,634	18,976	9,810	8,002		12,318	(361)		257,374	141,214		—		398,588

Commitments and contingencies
Redeemable common stock	84,030	—	—	—	—	(19,405	)(9)	—	—		64,625			—		64,625
Redeemable non-controlling interest	4,267	—	—	—	—	—		—	—		4,267			—		4,267

Stockholder’s equity(deficit)
Common stock	45	39	68	1	—	(103	)(9)	27	(27	)(9)	50			20	(9)	70
APIC	95,346	9,317	—	—	—	52,831	(9)	1,531	8,201	(9)	167,226			240,744	(9)	407,970
Accumulated equity (deficit)	(88,385)	36,095	2,097	(985)	(541)	(36,774	)(9)	(1,553)	1,566	(9)	(88,480)	(22,453	)(8)	—		(110,933)
Accumulated other comprehensive	—	631	—	—	—	(631	)(9)	—	—		—			—		—
Total SFX/ Parent stockholders’	7,006	46,082	2,165	(984)	(541)	15,323		5	9,740		78,796	(22,453)		240,764		297,107
Non controlling interest in subsidiary	17,884	76	—	—	—	(17,884	)(9)	—			76			—		76
Total Stockholders’ Equity	24,890	46,158	2,165	(984)	(541)	(2,561)		5	9,740		78,872	(22,453	)(8)	240,764		297,183
Total Liabilities and Stockholders Equity	$254,367	$109,973	$5,799	$17,992	$9,269	$(13,964)		$12,323	$9,379		$405,138	$118,761		$240,764		$764,663

(a)   The historical financial statements of Paylogic were prepared under IFRS, upon accounting for the acquisition under US GAAP we performed an analysis of identified differences in accounting standards between US GAAP and IFRS, and determined there were none.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2012

										S-1
	SFX	LIC	DDP	MMG						Acquisitions			Paylogic Pro		Consolidated
	Entertainment,	(1/1/12-	(1/1/12-	(1/1/12-						Pro Forma		Paylogic	Forma		Pro Forma
(in 000s)	Inc.	7/31/12)	6/19/12)	12/31/12)	Beatport	ID&T	I-Motion	Totem	Made	Adjustments		(a)	Adjustments		Results
Revenue
Service revenue	$24,513	$10,920	$12,858	$4,588	$—	$66,964	$14,029	$42,303	$17,884	$(2,238	)(2)	$7,798	$(209	)(2e)	$199,410
Product sales	302	66	30	—	48,461	442	660	—	172	(3,330	)(2)	—			46,803
Total revenue	24,815	10,986	12,888	4,588	48,461	67,406	14,689	42,303	18,056	(5,568)		7,798	(209)		246,213

Direct cost
Service revenue	(22,719)	(7,905)	(12,606)	—	—	(47,925)	(8,610)	(30,020)	(13,977)	2,238	(2)	(2,707)	271	(2e)	(143,960)
Product cost	(300)	(314)	(10)	—	(33,393)	(215)	(217)	—	(117)	3,330	(2)	—			(31,236)
Total direct costs	(23,019)	(8,219)	(12,616)	—	(33,393)	(48,140)	(8,827)	(30,020)	(14,094)	5,568		(2,707)	271		(175,196)

Gross profit	1,796	2,767	272	4,588	15,068	19,266	5,862	12,283	3,962	—		5,091	62		71,017

Selling, general and administrative expenses	(17,026)	(2,323)	(1,046)	(2,011)	(14,641)	(18,923)	(3,482)	(5,891)	(1,040)	(17,418	)(2)(14)	(4,833)			(88,634)
Depreciation	(75)	(95)	—	—	(1,277)	(1,533)	(107)	(74)	(66)	—		(74)			(3,301)
Amortization	(916)	—	—	—	(483)	—	(13)	(2)	—	(52,956	)(5)	(162)	(1,687	)(5)	(56,219)
Operating income/ (loss)	(16,221)	349	(774)	2,577	(1,333)	(1,190)	2,260	6,316	2,856	(70,374)		22	(1,625)		(77,137)

Other income/(expense)	98	13	26	21	(78)	2,556	152	—	—	—		—			2,788
Interest income/(expense)	(34)	—	(373)	—	37	203	24	(25)	1	(23,769	)(8)	—			(23,936)

Net income / (loss) before	(16,157)	362	(1,121)	2,598	(1,374)	1,569	2,436	6,291	2,857	(94,143)		22	(1,625)		(98,285)
(Provision)/ benefit for income tax	(67)	—	—	—	(160)	(98)	(777)	14	(145)	31,766	(11)	(11)	620	(11)	31,142
Net income / (loss)	(16,224)	362	(1,121)	2,598	(1,534)	1,471	1,659	6,305	2,712	(62,377)		11	(1,005)		(67,143)

Less: Net income / (loss) attributable to non- controlling	—	—	—	—	—	73	—	—	—	520	(10)	—	3	(10)	596

Net income / (loss) attributable to SFX Entertainment, Inc.	$(16,224)	$362	$(1,121)	$2,598	$(1,534)	$1,398	$1,659	$6,305	$2,712	$(62,897)		$11	$(1,008)		$(67,739)

Loss Per Share - Basic and Diluted	$(0.44)													(12)	$(0.93)

Weighted Average Shares Outstanding	37,186													(13)	72,580

(a)        The historical financial statements of Paylogic were prepared under IFRS, upon accounting for the acquisition under US GAAP we performed an analysis of identified differences in accounting standards between US GAAP and IFRS, and determined there were none.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2013

	SFX Entertainment,	Beatport	ID&T				S-1 Acquisitions Pro Forma		Paylogic	Paylogic Pro Forma		Consolidated Pro Forma
(in 000s)	Inc.	(1/13/15)	(a)	I-Motion	Totem	Made	Adjustments		(b)	Adjustments		Results
Revenue
Service revenue	$57,607	$—	$57,031	$14,315	$11,346	$17,710	$(300	)(2)	$8,269	$(278	)(2e)	$165,700
Product sales	28,688	10,025	—	483	—	122	(704	)(2)	—			38,614
Total revenue	86,295	10,025	57,031	14,798	11,346	17,832	(1,004)		8,269	(278)		204,314

Direct cost
Service revenue	(55,704)	—	(41,432)	(7,543)	(11,139)	(15,814)	300	(2)	(2,627)	274	(2e)	(133,685)
Product cost	(19,257)	(7,089)	—	(215)	—	-101	704	(2)	—	—		(25,958)
Total direct costs	(74,961)	(7,089)	(41,432)	(7,758)	(11,139)	(15,915)	1,004		(2,627)	274		(159,643)

Gross profit	11,334	2,936	15,599	7,040	207	1,917	—		5,642	(4)		44,671

Selling, general and administrative expenses	(62,002)	(4,597)	(16,099)	(3,469)	(1,482)	(1,800)	(5,338	)(2)(14)	(5,274)			(100,061)
Depreciation	(1,547)	(347)	(1,140)	(91)	(87)	(106)	—		(86)			(3,404)
Amortization	(10,805)	(16)	—	(9)	(2)	—	(29,962	)(5)	(112)	(1,274	)(5)	(42,180)
Operating income/(loss)	(63,020)	(2,024)	(1,640)	3,471	(1,364)	11	(35,300)		170	(1,278)		(100,974)

Other income/ (expense)	(645)	(263)	39,766	166	—	—	(34,810	)(2)	—			4,214
Interest income/ (expense)	(13,468)	6	(610)	3	(17)	(2)	(7,647	)(8)	—			(21,735)
Net income / (loss) before incomes taxes	(77,133)	(2,281)	37,516	3,640	(1,381)	9	(77,757)		170	(1,278)		(118,495)
(Provision)/benefit for income tax	(499)	(52)	(95)	(1,040)	477	—	16,007	(11)	(38)	459	(11)	15,219
Net income / (loss)	(77,632)	(2,333)	37,421	2,600	(904)	9	(61,750)		132	(819)		(103,276)

Less: Net income / (loss) attributable to non-controlling interest	(5,572)	—	59	—	—	—	5,482	(10)	—	33	(10)	2

Net income / (loss) attributable to SFX	$(72,060)	$(2,333)	$37,362	$2,600	$(904)	$9	$(67,232)		$132	$(852)		$(103,278)

Loss Per Share - Basic and Diluted	$(1.22)										(12)	$(1.20)

Weighted Average Shares Outstanding	59,125										(13)	85,857

(a)        The financial information of ID&T has been derived from the combined interim financial statements of One of Us Holding B.V., including its subsidiaries ID&T Holding B.V. and One of Us B.V.

(b)        The historical financial statements of Paylogic were prepared under IFRS, upon accounting for the acquisition under US GAAP we performed an analysis of identified differences in accounting standards between US GAAP and IFRS, and determined there were none.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2012

(in 000s)	SFX Entertainment, Inc.	LIC (1/1/12 -7/31/12)	DDP (1/1/12- 6/19/12)	MMG (1/1/12 -9/30/12)	Beatport	ID&T (a)	I- Motion	Totem	Made	S-1 Acquisitions Pro Forma Adjustments		Paylogic (b)	Paylogic Pro Forma Adjustments		Consolidated Pro Forma Results
Revenue

Service revenue	$10,311	$10,920	$12,858	$3,180	$—	$50,125	$11,962	$7,358	$17,877	$(663	)(2)	$5,411	$(155	)(2e)	$129,184
Product sales	—	66	30	—	35,272		496		172	(2,409	)(2)				33,627
Total revenue	10,311	10,986	12,888	3,180	35,272	50,125	12,458	7,358	18,049	(3,072)		5,411	(155)		162,811

Direct cost

Service revenue	(9,176)	(7,905)	(12,606)	—		(35,897)	(6,902)	(7,761)	(13,910)	534	(2)	(1,829)	131	(2e)	(95,321)
Product cost	—	(314)	(10)	—	(24,409)		(171)		-117	2,409	(2)				(22,612)

Total direct costs	(9,176)	(8,219)	(12,616)	—	(24,409)	(35,897)	(7,073)	(7,761)	(14,027)	2,943		(1,829)	131		(117,933)

Gross profit	1,135	2,767	272	3,180	10,863	14,228	5,385	(403)	4,022	(129)		3,582	(24)		44,878

Selling, general and administrative expenses	(5,982)	(2,323)	(1,046)	(1,100)	(10,478)	(14,470)	(2,795)	(5,151)	(888)	(12,934	)(2)(14)	(3,492)			(60,659)
Depreciation	(43)	(95)	—	—	(925)	(1,072)	(81)	(71)	(66)	—		(102)			(2,455)
Amortization	(447)	—	—	—	(387)	—	(9)	(2)	—	(39,932	)(5)	(121)	(1,265	)(5)	(42,163)

Operating income/(loss)	(5,337)	349	(774)	2,080	(927)	(1,314)	2,500	(5,627)	3,068	(52,995)		(133)	(1,289)		(60,399)

Other income/ (expense)	232	13	26	21	(45)	1,397	109	—	—	—					1,753
Interest income/ (expense)	(43)	—	(373)	—	27	(31)	23	19	1	(17,815	)(8)				(18,192)

Net income / (loss) before incomes taxes	(5,148)	362	(1,121)	2,101	(945)	52	2,632	(5,608)	3,069	(70,810)		(133)	(1,289)		(76,838)

(Provision)/benefit for income tax	1,929	—	—	—	(133)	(28)	(754)	14	(65)	27,668	(11)	30	510	(11)	29,171

Net income / (loss)	(3,219)	362	(1,121)	2,101	(1,078)	24	1,878	(5,594)	3,004	(43,142)		(103)	(779)		(47,667)

Less: Net income / (loss) attributable to non-controlling interest	—	—	—	0	0	62	—	0	0	420	(10)	—	(26	)(10)	456

Net income / (loss) attributable to SFX Entertainment, Inc.	$(3,219)	362	(1,121)	2,101	(1,078)	(38)	1,878	(5,594)	3,004	(43,562)		(103)	(753)		(48,123)

Loss Per Share - Basic and Diluted	$(0.09)													(12)	$(0.67)

Weighted Average Shares Outstanding	36,496													(13)	71,891

(a)   The financial information of ID&T has been derived from the combined interim financial statements of One of Us Holding B.V., including its subsidiaries ID&T Holding B.V. and One of Us B.V.

(b)   The historical financial statements of Paylogic were prepared under IFRS, upon accounting for the acquisition under US GAAP we performed an analysis of identified differences in accounting standards between US GAAP and IFRS, and determined there were none.

We have presented the following terms of our significant completed acquisitions. However, the valuation of these acquisitions have not yet been finalized and therefore the accounting treatment and estimates of fair value included in these unaudited pro forma financial statements are preliminary and may change upon the final valuation of these transactions.

•        We acquired an option (the “ID&T Option”) to buy a 75% ownership interest in the ID&T Business and have since signed an agreement to acquire 100% of the ID&T Business (the “ID&T Acquisition”), which includes the acquisition of the remaining interest in the ID&T JV, with an economic effect as of July 1, 2013. On March 20, 2013, we paid $2,500 in cash and issued 2,000,000 shares of our common stock to acquire the ID&T Option. We treated the $2,500 in cash and 2,000,000 of our common stock of consideration transferred on March 20, 2013 for the ID&T Option as an investment and later applied the considerations towards the total purchase price upon the closing of the acquired 100% of the ID&T Acquisition. On August 8, 2013, we entered into a stock purchase agreement with One of Us Holding B.V., the seller of the ID&T Business (the “ID&T Seller”), pursuant to which we exercised the ID&T Option. In connection with entering into this agreement, we paid an advance of $10,000 to the ID&T Seller and caused the $7,500 non-recourse loan that the ID&T JV made to ID&T to be transferred to the ID&T Seller, effectively canceling the repayment obligation for that loan. On October 18, 2013, we completed the ID&T Acquisition of 100% of the ownership interests in the ID&T Business of ID&T. We also separately acquired 100% of the ownership interests in One of Us International, B.V. (“One of Us International”). Through this acquisition we acquired the remaining 49% of the ownership interests in the previously established ID&T JV, which was not already owned by us. At the time of the purchase of the remaining ownership interests in ID&T JV, One of US Holding B.V. (the “ID&T Seller”) repaid to us $1,000 to settle losses relating to ID&T JV’s operations. The consideration transferred at closing consisted of a cash payment of $60,834, plus the payment of certain working capital adjustments of $5,915 and the issuance to the ultimate stockholders of ID&T of an aggregate of 801,277 shares of our common stock. As part of the acquisition, we did not acquire $77,164 of assets or assumed $40,200 of liabilities (See footnote 3 for further details).

•         On October 28, 2013, we completed our acquisition of substantially all of the assets of the Totem business, now operating as SFX-Totem Pty Ltd., a 100% owned subsidiary, for $66,850 in cash, an AUD$5,000 (or $4,789 as of October 28, 2013) note due by February 28, 2014 (for the purpose of these pro forma financial statements this payment/note has been discounted using our borrowing rate of 9.63%, to $4,609) and issued 1,105,846 shares of our common stock valued at stock price on the closing date. On January 22, 2014, we settled the note payable to the sellers. As part of the acquisition, we did not acquire $4,656 of assets or assumed $4,656 of liabilities (See footnote 3 for further details).

The Company also granted Totem a right to require us to repurchase all (but not less than all) of the shares of our common stock that the Company issued to Totem as consideration under the asset contribution agreement at our initial public offering price of $13.00 per share. This right will be exercisable during the 30 calendar day period beginning on the second anniversary of the closing date. The repurchase right will be exercisable beginning on the second anniversary of the closing date and continuously for 30 days thereafter, and the payment for such repurchased shares must be made by us within 45 days after the Company receive notice from Totem of its election to exercise its repurchase right, therefore these shares will be treated as temporary equity. Additionally, the Totem Purchase Agreement requires us to make an earnout payment of AUD$10,000 (or $9,579 as of October 28, 2013) if the EBITDA of the business exceeds AUD$18,000 (or $17,242 as of October 28, 2013) for the one-year period ending December 31, 2014. Such earnout payment, if any, shall be paid in the form of cash and shares of our common stock at the then current market price, with an allocation of cash and stock as to be determined by our sole discretion, provided that the maximum cash payment shall not exceed AUD$5,000.

•         On October 31, 2013, we completed the acquisition of 100% of the issued and outstanding membership interest in Made. Pursuant to the Amended and Restated Membership Interest Purchase Agreement, we paid at closing $14,674 in cash and issued 392,158 shares of our common stock. We previously paid an aggregate amount of $3,950, which was applied as part of the total purchase price consideration. We will also pay to the sellers of Made, a $3,600 contingent payment related to an insurance claim which was settled subsequent to the close of the acquisition, and a$10,000 non-interest bearing promissory notes to be paid at the earlier of March 31, 2014 or the completion of the 2013 audit. We preliminarily valued the non-interest bearing promissory notes at $9,551 discounted over the period due date at the borrowing rate of 9.63%. In addition, the sellers of Made will be entitled to receive a cash earn-out payment in 2018 in an amount equal to the greater of (A) (1) the product of (x) the greater of (a) the mean Estimated EBITDA of the Ongoing Festivals for 2015, 2016 and 2017 or (b) the median Estimated EBITDA of the Ongoing Festivals for 2015, 2016 and 2017, each as set forth in the Final Payment EBITDA Report, and (y) a factor of 10, minus (2) thirty five million dollars ($35,000); or (B) ten million dollars ($10,000), (C) in the case of a payment pursuant to either (A) or (B), less the Final Payment Reserve Amount (the “Final Payment”), and (D) in the case of a payment pursuant to either (A) or (B), less the amount of payments, if any, due and payable by the Sellers as of the Final Payment Date. For the purposes of these pro forma condensed combined financial statements, we consider these payments to be contingent consideration and part of the consideration transferred, which we preliminarily valued at $33,155, which was calculated by assuming the maximum earn out of $62,185 and discounted using a rate of 15%, which we believe is reasonable given the uncertainty of the amount and timing of these payments. However, this is a preliminary valuation conducted by management and, upon the consummation of this planned acquisition, the fair value of this contingent consideration may change materially. As part of the acquisition, we did not assume $1,500 of liabilities (See footnote 3 for further details).

•            On November 18, 2013, we completed our acquisition of 100% of the i-Motion business for (i) $16,394 in cash, (ii) issued 409,357 shares of common stock valued at the stock price on the closing date and (iii) earn out payment of $1,000 (or, if greater, the U.S. dollar equivalent of €787 based on the exchange rate on the business day prior to the due date of the earn out payment) if the EBITDA of i-Motion for the fiscal years ending on December 31, 2013 and/or December 31, 2014 exceeds the lesser of $4,000, converted into Euros based on the exchange rate on the last banking day of the respective fiscal year, and €3,150.  For the purpose of these pro forma condensed combined financial statements, we preliminarily valued the earn out payment at $2,040, discounted at our borrowing rate of 9.63%, and inclusive of the $97 in exchange rate price protection. Additionally, if the seller realizes a loss during the 30-day period after the 180-day lock-up period (“price protection”), we have agreed to guarantee the value of the issued shares of common stock up to 80% of $5,000, or $4,000 (or if, greater, the U.S. dollar equivalent of €3,150). For the purpose of these pro forma condensed combined financial statement, we preliminarily valued this price protection to our common stock at $347.

•            On December 2, 2013, we acquired 75% of the outstanding share capital of Paylogic from the shareholders of Accepté for $5,436 in cash and issued 1,007,419 shares of common stock of the Company or $9,732. We expect to acquire the remaining 25% share capital in Paylogic within the second quarter of 2016 (the “second payment”), for a payment equal to 25% of the EBITDA of the business for 2015 multiplied by six. Such payment at the second closing shall consist of one-third cash and two-thirds shares of our common stock. For the purposes of these unaudited pro forma condensed combined financial statements, we consider our obligation to purchase the remaining equity in this business as making the non-controlling interest mandatorily redeemable, and accordingly, we characterize it as a liability of ours. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, including that certain shares of the Company issued as consideration in the transaction were placed in a third party escrow for eighteen months as security for the fulfillment of the obligations of the sellers under the Purchase Agreement.

Unless otherwise noted, dollar amounts presented in this section are translated from the Australian Dollar (AUD) and the Euro (EUR) using the following rates.

	€ (Euro)	$ (AUD)

Profit & Loss
Year ended December 31, 2012	1.29	1.04
Nine months ended September 30, 2012	1.28	1.03
Nine months ended September 30, 2013	1.32	0.98

Balance Sheet
September 30, 2013	1.35	0.93

FOOTNOTES:

(1)           The pro forma adjustment to cash reflects:

a.              the $137,605 net proceeds from our note offering of $220,000, after the repayment of the First Lien Term Loan Facility and deducting estimated offering expenses;

b.              the net proceeds of initial public offering, which was completed on October 15, 2013; less

c.               the cash we expect to pay in connection with our acquisitions and the cash on the balance sheet of the targeted businesses that we do not expect to receive as part of the acquisition.

Pro forma adjustments to cash:

Made acquisition cash consideration (a)	$(14,674)
Totem acquisition cash consideration (b)	(62,007)
ID&T acquisition cash consideration (c)	(66,749)
i-Motion acquisition cash consideration	(16,394)
ID&T cash not acquired (see footnote 3)	(13,819)
Totem cash not acquired (see footnote 3)	(4,656)
S-1 Acquisitions subtotal	(178,299)

Paylogic acquisition cash consideration	(5,436)
Total Pro Forma adjustments to cash	$(183,735)

Net proceeds from our initial public offering (d)	$242,642

Proceeds from note	$220,000
Repayment of First Lien Term Loan	(75,000)
Estimated offering expenses	(7,395)
Net proceeds from our note offering (e)	$137,605

(a)          Excludes $3,950 paid to the sellers of Made as an initial deposit, prior to September 30, 2013. On October 31, 2013, we completed the acquisition of Made and this amount was applied as part of the total purchase price, in addition we recognized a corresponding reduction in other assets.

(b)           Excludes $4,843 paid to the sellers of Totem on May 22, 2013 as an initial deposit. On October 28, 2013, we completed the acquisition of Totem, this amount was applied as part of the total purchase price, in addition we recognized a corresponding reduction in other assets.

(c)           Excludes $2,500 paid to ID&T on March 20, 2013 for the ID&T Option, and $10,000 paid to ID&T on August 8, 2013 as a initial deposits. On October 18, 2013, we completed the acquisition of the ID&T Business, and this amount was applied as part of the total purchase price, in addition we will recognized a corresponding reduction in other assets.

(d)           Reflects the proceeds of our initial public offering after deducting estimated underwriting discounts and commissions and offering expenses paid or payable by us as of September 30, 2013.

(e)           Reflects the proceeds of our note offering after the repayment of the First Lien Term Loan Facility and deducting estimated offering expenses of $7,395, comprised of $2,445 related to deferred financing cost recorded in other assets and $4,950 original issue discount cost netted to the Note.

(2)           Elimination of Intercompany Transactions - We made the following adjustments to the unaudited pro forma condensed combined balance sheet to eliminate payables and receivables between Paylogic, ID&T, ID&T JV, Totem, and us as of September 30, 2013.

Pro forma adjustments to eliminate intercompany transactions:	S-1 Acquisitions	Paylogic	Total
Due from related party	$(5,093)	$—	$(5,093)
Accounts receivable	(1,573)	(1,539)	(3,112)
Other current assets	3,441	—	(3,441)
Accounts payable and accrued expenses	—	(1,687)	(1,687)
Due to related party	(3,117)	—	(3,117)
Deferred revenue	—	135	(135)

We made the following adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 and September 30, 2012 to eliminate certain revenues and expenses that would have been eliminated if the Transactions had occurred on January 1, 2012.

	For the year ended December 31, 2012	For the nine months ended September 30, 2013	For the nine months ended September 30, 2012
Product revenue (a)	$(3,330)	$(704)	$(2,409)
Product costs (a)	3,330	704	2,409
Service revenue (b) (d) (e)	(2,447)	(578)	(818)
Service costs (b) (d) (e)	2,509	574	665
Selling, general, and administrative expense (c)	586	676	568
Other income/ expense (f)		(34,810)

(a)          We decreased product revenue and product costs by $(3,330) for the year ended December 31, 2012 and $(704) and $(2,409) for the nine months ended September 30, 2013, and September 30, 2012, respectively, to align the accounting of sales tax presentation of Beatport to ours for the period prior to our acquisition of Beatport on March 15, 2013.

(b)          We made adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 to eliminate transactions between LIC and DDP for the period prior to our acquisition of LIC in the amount of $(2,238). In addition, we made adjustments for the nine months September 30, 2012 in the amount of $663 for service revenue and $534 for service cost to eliminate transactions between LIC and DDP. From time to time, LIC and DDP have participated and will participate in the promotion and production of certain events. The revenues and costs associated with these events create intercompany amounts that will be eliminated as part of our consolidated financial statements for periods after July 31, 2012, the first date that both LIC and DDP were our consolidated subsidiaries. The adjustments in the unaudited pro forma condensed combined financial statements eliminate the intercompany amounts between the two entities on the same basis for periods prior to that date.

(c)           We eliminated from selling, general and administrative expenses approximately $586, $676 and $568 in licensing fees for the year ended December 31, 2012 and the nine months ended September 30, 2013, and September 30, 2012, respectively, associated with intellectual property that i-Motion licenses, but that we acquired as part of the i-Motion acquisition.

(d)          We eliminated from service revenue and service cost $300 in licensing fees for the nine months ended September 30, 2013 associated with intellectual property that ID&T licensed to ID&T JV.

(e)           We eliminated services performed between Paylogic, ID&T and ID&T JV which included service revenue and service cost of $209 in transactions fees and $271 in transaction cost for the year ended December 31, 2012 and $278 and $274 in transactions fees and $155 and $131 in transaction cost for the nine months ended September 30, 2013, and September 30, 2012, respectively.

(f)          We adjusted the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 to eliminate a $34,810 gain that ID&T recognized related to their sale of the 51% ownership in ID&T JV to us.

(3)          Assets and Liabilities Not Acquired - We adjusted the unaudited pro forma condensed combined balance sheet to eliminate cash, other current assets and liabilities held by ID&T, Made and Totem that we did not assume as part of these acquisitions as follows:

Assets and liabilities not acquired	Total
Cash	$(18,475)
Other current assets	(63,345)
Notes payable	(500)
Due to related parties	(5,656)
Other current liabilities	(40,200)

The following tables, detail the assets and liabilities that we did not assume as part of the acquisitions and the related purchase price adjustments to goodwill, intangible assets, and non-controlling interest.

ID&T Business - Assets and liabilities not assumed:

	ID&T (as recorded)	Assets & liabilities not acquired		Asset & liabilities assumed	Purchase price adjustments	ID&T assets acquired and liabilities assumed
Cash	$23,018	$(13,819	)(a)	$9,199	$—	$9,199
Current assets	79,273	(63,345	)(a)	15,928	—	15,928
Property, plant and equipment, net	3,275	—		3,275	—	3,275
Other long term assets	3,992	—		3,992	—	3,992
Net tangible assets	109,558	(77,164)		32,394	—	32,394
Intangible assets, net	415	—		415	74,944	75,359
Goodwill	—	—		—	25,120	25,120
Net Assets	$109,973	$(77,164)		$32,809	$100,064	$132,873

Current liabilities	(63,815)	40,200	(b)	(23,615)	—	(23,615)
Non-controlling interest	(76)	—		(76)	—	(76)
Liabilities & non-controlling interest assumed	$(63,891)	$40,200		$(23,691)	$—	$(23,691)

(a) Represents approximately $13,819 in cash, $43,417 in SFX equity related instruments, and $19,928 in receivables from ID&T shareholders that we did not acquire as part of the acquisition of ID&T.

(b) Represents approximately $32,700 of consideration received by ID&T from SFX for the ID&T Option and the $7,500 advance from SFX, against future earnings of the ID&T JV. We did not acquire these balances as part of the acquisition. The $7,500 advance was forgiven by SFX and treated as part of the consideration transferred for the purchase of ID&T.

Made - Assets and liabilities not assumed:

	Made (as recorded)	Assets & liabilities not acquired		Asset & liabilities assumed	Purchase price adjustments	Made assets acquired and liabilities assumed
Cash	$1,125	$—		$1,125	$—	$1,125
Current assets	8,028	—		8,028	—	8,028
Property, plant and equipment, net	79	—		79	—	79
Other long term assets	—	—		—	—	—
Net tangible assets	9,232	—		9,232	—	9,232
Intangible assets, net	37	—		37	50,493	50,530
Goodwill	—	—		—	16,843	16,843
Net Assets	$9,269	$—		$9,269	$67,336	$76,605

Current liabilities	(9,810)	1,500	(a)	(8,310)	—	(8,310)
Non-controlling interest	—	—		—	—	—
Liabilities & non-controlling interest assumed	$(9,810)	$1,500		$(8,310)	$—	$(8,310)

(a) Represents approximately $500 of note payable and $1,000 due to sellers that was not assumed as part of the acquisition of Made.

Totem - Assets and liabilities not assumed:

	Totem (as recorded)	Assets & liabilities not acquired		Asset & liabilities assumed	Purchase price adjustments	Totem assets acquired and liabilities assumed
Cash	$10,647	$(4,656	)(a)	$5,991	$—	$5,991
Current assets	7,112	—		7,112	—	7,112
Property, plant and equipment, net	206	—		206	—	206
Other long term assets	—	—		—	—	—
Net tangible assets	17,965	(4,656)		13,309	—	13,309
Intangible assets, net	27	—		27	64,936	64,963
Goodwill	—	—		—	21,655	21,655
Net Assets	$17,992	$(4,656)		$13,336	$86,591	$99,927

Current liabilities	(18,942)	4,656	(a)	(14,286)	—	(14,286)
Other long term liabilities	(34)	—		(34)	—	(34)
Non-controlling interest	—	—		—	—	—
Liabilities & non-controlling interest assumed	$(18,976)	$4,656		$(14,320)	$—	$(14,320)

(a) Represents approximately $4,656 of cash and $4,656 due to sellers that was not assumed as part of the acquisition of Totem

(4)           Purchase Price Allocation/Goodwill - Under acquisition accounting, we recognize the assets and liabilities acquired at their fair value on the acquisition date, with any excess in purchase price over these values being allocated to goodwill.

For our completed acquisitions, management has made an initial fair value estimate of the assets acquired and liabilities assumed. These initial estimates will likely differ from the final valuation, once we have received the valuation report of a third-party expert; and this difference could be material. We have made no adjustments to the fair value of the assets acquired (other than intangible assets) and liabilities assumed. We believe that due to the short-term nature of the majority of the assets acquired and liabilities assumed that their carrying values, as included in the historical financial statements of the entities, approximates their respective fair values. The acquired goodwill for these acquisitions is primarily related to synergies with our combined businesses and assembled workforce.

The following table shows the preliminary purchase price, estimated acquisition-date fair values of the acquired assets and liabilities assumed, non-controlling interest and calculation of goodwill for the completed acquisitions presented on a pro forma basis as of September 30, 2013, the date of our most recent balance sheet.

As of September 30, 2013	ID&T	I-Motion	Totem	Made	S-1 Acquisitions Subtotal	Paylogic	Total
Cash (a)	$79,249	$16,394	$66,850	$18,624	$181,117	$5,436	$186,553
Contingent consideration (b)		2,387	4,173	36,755	43,315	—	43,315
Promissory note to seller			4,609	9,551	14,160	—	14,160
Forgiveness of advance	7,500				7,500	—	7,500
Repurchase right					—	—	—
Non-controlling interest					—	—	—
Common stock	22,433	3,471	9,975	3,365	39,244	9,732	48,976
Common Shares Issued	2,801,277	409,357	1,105,846	392,158	4,708,638	1,007,419	5,716,057
Total Purchase Price	$109,182	$22,252	$85,607	$68,295	$285,336	$15,168	$300,504

Net tangible assets Acquired	$32,394	$5,781	$13,309	$9,232	$60,716	$11,072	$71,788
Liabilities Assumed	(23,615)	(3,634)	(14,320)	(8,310)	(49,879)	(12,318)	(62,197)
Goodwill (c)	25,120	5,026	21,655	16,843	68,644	4,401	73,045
Intangible Assets (d)	75,359	15,079	64,963	50,530	205,931	13,204	219,135
Mandatorily redeemable NCI					—	(1,191)	(1,191)
Non-controlling interest	(76)	—	—	—	(76)	—	(76)
Total Purchase Price Allocation	$109,182	$22,252	$85,607	$68,295	$285,336	$15,168	$300,504

(a) Includes $2,500 cash paid to ID&T as consideration for the ID&T Option on March 20, 2013 and $10,000 cash paid to ID&T on August 8, 2013. These amounts were applied as part of the total purchase price.

Includes $2,500 cash paid to Made on June 24, 2013 and $1,450 cash paid on August 21, 2013 as initial deposits. These amounts were applied as part of the total purchase price.

Includes $4,843 paid to the sellers of Totem on May 22, 2013 as an initial deposit. This amount was applied as part of the total purchase price.

(b) The contingent consideration for the i-Motion acquisition is comprised of three components, i) an earn-out payment, ii) a foreign exchange guarantee and iii) price protection related to the shares of our common stock. The earn-out is based on an annual earn out payment of $1,000 (or, if greater, the U.S. dollar equivalent of €787 based on the exchange rate on the business day prior to the due date of the earn out payment) if the EBITDA of i-Motion for the fiscal years ending on December 31, 2013 and/or December 31, 2014 exceeds the lesser of $4,000, converted into Euros based on the exchange rate on the last banking day of the respective fiscal year, and €3,150. For purposes of these unaudited pro forma condensed combined financial statements we have assumed that the EBITDA target will be met in the first year and therefore have discounted the $1,000 earn out payment for nine months at the borrowing rate of 9.63%, for a value of $1,014. We also assumed that the EBITDA target will be met in the second year and therefore have discounted the $1,000 earn out payment for eighteen months at the borrowing rate of 9.63%, for a value of $929. The foreign exchange guarantee requires us, upon the settlements of the earn-out payments, to provide the seller with a Euro equivalent at an exchange rate of 1.27 dollars to the Euro. We preliminarily valued this foreign exchange guarantee at approximately 5% of the total value of the considerations to be paid, utilizing an option-based call model, with a preliminary value of $97. The price protection related to the shares of our common stock was preliminarily valued at approximately 10% of the total value of our common stock issued in consideration for the i-Motion acquisition, for an estimated value of $347. All of these estimates are preliminary and have not been finalized as we have not completed the final valuation of i-Motion.

The contingent considerations for the Made acquisition includes a $3,600 contingent consideration related to an insurance claim, which was settled subsequent to the close of the acquisition, and a cash earn-out payment in 2018 in an amount equal to the greater of (A) (1) the product of (x) the greater of (a) the mean Estimated EBITDA of the Ongoing Festivals for 2015, 2016 and 2017 or (b) the median Estimated EBITDA of the Ongoing Festivals for 2015, 2016 and 2017, each as set forth in the Final Payment EBITDA Report, and (y) a factor of 10, minus (2) Thirty Five Million ($35,000); or (B) Ten Million Dollars  ($10,000), (C) in the case of a payment pursuant to either (A) or (B), less the Final Payment Reserve Amount (the “Final Payment”), and (D) in the case of a payment pursuant to either (A) or (B), less the amount of payments, if any, due and payable by the Sellers as of the Final Payment Date. For purposes of these pro forma condensed combined financial statements, we consider these payments to be part of the consideration transferred, which we preliminarily valued at $33,155, which was calculated by assuming the maximum earn out of $62,185 and discounted using a rate of 15%, which we believe is reasonable given the uncertainty of the amount and timing of these payments. However, this is a preliminary valuation by management and upon the consummation of this planned acquisition the fair value of this distribution payment may change materially.

The former owners of Totem are entitled to receive an earn-out payment of AUD$10,000 (or $9,579 as of October 28, 2013) based on the EBITDA of the business for the year ended December 31, 2014. If the EBITDA exceeds AUD$18,000 (or $17,242 as of October 28, 2013) for the one-year period ended December 31, 2014, we will be required to make the earn-out payment. Such earn-out payment, if any, for the purposes of these pro forma financial statements are assumed to be made on March 31, 2015. This earn-out payment is considered contingent consideration for the Totem acquisition and therefore, part of the consideration transferred. The payment of AUD$10,000 (or $9,579 as of October 28, 2013) has been preliminarily valued for these pro forma financial statements at $4,173 based on our discount rate of 9.63% and assuming a 50% probability that the required EBITDA for 2014 is achieved. All of these estimates are preliminary and have not been finalized as we have not completed the valuation of Totem.

(c) For our acquisitions, management has made an initial estimate that only $16,843 of the goodwill from the Made acquisitions will be deductible for tax purposes and the remaining goodwill of $56,202 from the other acquisitions will not. However, these estimates are preliminary, and we have not completed the required tax and legal analyses to finalize our determination of deductibility of goodwill for tax purposes. Accordingly, the values of the goodwill recognized from these acquisitions and their deductibility for tax purposes set forth in these unaudited pro forma condensed combined financial statements could change and those changes could differ materially from what we present here.

(d) Includes $1,748 of intangible assets recorded on the historical balance sheets of the acquired businesses.

(5) Intangible Assets - We based the estimated useful lives of the most significant acquired intangible assets on the amount and timing in which we expect to receive an economic benefit. We assigned these intangible assets useful lives ranging from 3 to 15 years based upon a number of factors, including contractual agreements, consumer awareness and economic factors pertaining to the combined companies.

We based our preliminary estimates of each intangible asset type/category that we expect to recognize as part of the planned acquisitions on the nature of the businesses and the contracts that we have in place with the sellers. We also based our estimates on experiences from our prior acquisitions and the types of intangible assets that we recognized as part of those acquisitions. In particular, our experience with our prior acquisitions indicates to us that fan databases, trade names/marks, and non-compete agreements compose the significant majority of intangible assets for live event types of business. We based the preliminary estimated useful lives of these intangible assets on the useful lives that we have used for similar intangible assets in prior acquisitions. However, all of these estimates are preliminary, as we have not completed these acquisitions or analyzed all the facts surrounding the businesses to be acquired and therefore have not been able to finalize the accounting for these transactions.

The estimates of fair value and weighted-average useful lives could be impacted by a variety of factors including legal, regulatory, contractual, competitive, economic or other factors. Increased knowledge about these factors could result in a change to the estimated fair value of these intangible assets and/or the weighted-average useful lives from what we have assumed in these unaudited pro forma condensed combined financial statements. In addition, the combined effect of any such changes could result in a significant increase or decrease to the related amortization expense estimates.

The figures set forth below reflect the preliminary fair value of intangible assets of the businesses that we have acquired after September 30, 2013, and their estimated useful lives.

					S-1
					Acquisitions		Total	Estimated
	ID&T	I-Motion	Totem	Made	Subtotal	Paylogic	Acquisitions	Useful Lives
Software Technology	$—	$—	$—	$—	$—	$1,981	$1,981	5
Customer relationship	—	—	—	—	—	1,981	1,981	15
Fan Database	15,072	3,016	12,993	10,106	41,187	—	41,187	3
Trademarks / names	52,751	10,555	45,474	35,371	144,151	9,242	153,393	7
Non Compete Agreements	7,536	1,508	6,496	5,053	20,593	—	20,593	5
Total Intangible Assets (a)	$75,359	$15,079	$64,963	$50,530	$205,931	$13,204	$219,135

(a) Includes $1,748 recorded on the balance sheets of the businesses we plan to acquire, which results in a pro forma adjustment of $217,387.

The figures set forth below reflect the estimated acquisition-date fair value of intangible assets for our completed acquisitions. The gross intangible assets are already included in our historical consolidated balance sheet as of September 30, 2013.

						Acquired	Estimated
	LIC	Disco	MMG	ID&T JV	Beatport	business Total	Useful Lives
Supplier and label relationships	$—	$—	$—	$—	$17,900	$17,900	15
Trade domain names	—	—	—	—	19,400	19,400	7
Technology		—	—	—	8,804	8,804	5
Fan Database	1,120	1,180	—	—	—	2,300	3
Trademarks / names	3,290	3,180	—	35,765	—	42,235	7
Management Agreements	—	—	13,600	—	—	13,600	5
Non Compete Agreements	1,010	259	825	—	1,300	3,394	5
Website	—	14	—	—	—	14	3
Total Intangible Assets	$5,420	$4,633	$14,425	$35,765	$47,404	$107,647

We amortize intangible assets over their estimated useful life. The amortization of intangible assets for our acquisitions subsequent to September 30, 2013, shown below, assumes that the assets were acquired on January 1, 2012 and amortized over the period associated with each statement of operations.

					S-1
For the nine months ended September 30, 2013	ID&T	I-Motion	Totem	Made	Acquisitions Subtotal	Paylogic	Total Amortization Expense
Pro Forma	$10,550	$2,111	$9,095	$7,074	$28,830	$1,386	$30,216
As recorded in historical financial statements	—	(9)	(2)	—	(11)	(112)	(123)
Pro Forma adjustment	$10,550	$2,102	$9,093	$7,074	$28,819	$1,274	$30,093

					S-1
For the nine months ended September 30, 2012	ID&T	I-Motion	Totem	Made	Acquisitions Subtotal	Paylogic	Total Amortization Expense
Pro Forma	$10,550	$2,111	$9,095	$7,074	$28,830	$1,386	$30,216
As recorded in historical financial statements	—	(9)	(2)	—	(11)	(121)	(132)
Pro Forma adjustment	$10,550	$2,102	$9,093	$7,074	$28,819	$1,265	$30,084

					S-1
For the year ended December 31, 2012	ID&T	I-Motion	Totem	Made	Acquisitions Subtotal	Paylogic	Total Amortization Expense
Pro Forma	$14,067	$2,815	$12,126	$9,432	$38,440	$1,849	$40,289
As recorded in historical financial statements	—	(13)	(2)	—	(15)	(162)	(177)
Pro Forma adjustment	$14,067	$2,802	$12,124	$9,432	$38,425	$1,687	$40,112

The following table sets forth the amortization expense of the completed acquisitions reflected in the historical statements of operations as of September 30,2013, as if each of them had occurred on January 1, 2012 to arrive at the total pro forma amortization expense for the period associated with each statement of operations.

						Acquired business
For the nine months ended September 30, 2013	LIC	Disco	MMG	ID&T JV	Beatport	Total
Pro Forma	$784	$678	$2,164	$3,832	$4,489	$11,947
As recorded in historical financial statements	(784)	(678)	(2,164)	(3,832)	(3,346)	(10,804)
Pro Forma adjustment	$—	$—	$—	$—	$1,143	$1,143

						Acquired business
For the nine months ended September 30, 2012	LIC	Disco	MMG	ID&T JV	Beatport	Total
Pro Forma	$784	$678	$2,164	$3,832	$4,489	$11,947
As recorded in historical financial statements	(211)	(236)	—	—	(387)	(834)
Pro Forma adjustment	$573	$442	$2,164	$3,832	$4,102	$11,113

						Acquired business
For the year ended December 31, 2012	LIC	Disco	MMG	ID&T JV	Beatport	Total
Pro Forma	$1,046	$904	$2,885	$5,109	$5,986	$15,930
As recorded in historical financial statements	(436)	(480)	—	—	(483)	(1,399)
Pro Forma adjustment	$610	$424	$2,885	$5,109	$5,503	$14,531

The following table provides the total adjustment to amortization expense for completed acquisitions prior to and subsequent to September 30, 2013, for the year ended December 31, 2012, the nine months ended September 30, 2013, and September 30, 2012, respectively.

	Year ended	Nine months ended	Nine months ended
S-1 Acquisitions - Amortization expenses	December 31, 2012	September 30, 2013	September 30, 2012
Completed acquisitions prior to September 30, 2013	$14,531	$1,143	$11,113
Completed acquisitions subsequent to September 30, 2013	38,425	28,819	28,819
Total Amortization Expenses	$52,956	$29,962	$39,932

	Year ended	Nine months ended	Nine months ended
Paylogic - Amortization expenses	December 31, 2012	September 30, 2013	September 30, 2012
Completed acquisitions subsequent to September 30, 2013	1,687	1,274	1,265
Total Amortization Expenses	$1,687	$1,274	$1,265

(6) Other Assets - The adjustment to other assets reflects the initial deposits of cash and common stock of the Company made prior to September 30, 2013, which was applied as part of the total purchase price to each of the respective acquisitions.

Made	$(3,950)
Totem	(4,843)
ID&T Option - Stock & forgiveness of loan	(21,880)
ID&T Option - Cash	(12,500)
TOTAL	$(43,173)

(7) Notes Payable - Reflects two notes payable to the sellers of Made (the “Made Notes”), totaling a principal amount of $10,000, incurred in connection with the acquisition of Made. These notes will become due on March 31, 2014 or any earlier date on which Made’s 2013 audited financial statements are available. The Made Notes will not bear interest and therefore they have been discounted at our borrowing rate of 9.63% and for the purposes of these unaudited pro forma condensed combined financial statements been recorded as a pro forma adjustment to the balance sheet of $9,551.

The asset contribution agreement for the Totem acquisition provides that we pay an additional AUD$5,000 (or $4,789 as of October 28, 2013) to the sellers of Totem by February 28, 2014. For the purposes of these unaudited pro forma condensed combined financial statements this note has been discounted at our borrowing rate of 9.63% and been recorded as a pro forma adjustment to the balance sheet of $4,609.

The total pro forma adjustment for the notes of the Made and Totem acquisitions and the adjustment for liabilities not assumed as part of the Made acquisition, as outlined in footnote 3, results in an adjustment of $13,660.

(8)    Long-Term Debt - As part of our note offering we expect to issue a principal amount of $220,000 (or $215,050 , net of original issue discount (“OID”) of $4,950) and extinguish the First Lien Term Loan Facility and the related deferred financing costs (“DFC”). Therefore our unaudited pro forma condensed combined balance sheet includes an adjustment for the repayment of the First Lien Term Loan Facility in the principal amount of $75,000 ($73,836, net of OID, as of September 30, 2013) and  the DFC as follows:

Write-off of DFC related to First Lien Term Loan	$(21,289)
Deferred financing costs related to Note	2,445
Total deferred financing costs	$(18,844)
Total adjustment to accumulated equity/(deficit) for the write-off of DFC and OID related to the First Lien Term Loan Facility	$(22,453)

In connection with our note offering, the extinguishment of our First Lien Term Loan Facility, and the Made and Totem notes, our unaudited pro forma condensed combined statement of operations includes an adjustment to interest expense, as follows.

For the year ended December 31, 2012:

Interest Expense on Made Note	$963
Interest Expense on Totem Note	444
Interest Expense on Note	21,175
Amortization of Note DFC & OID	1,187
Total interest expense	$23,769

For the nine months ended September 30, 2012:

Interest Expense on Made Note	$722
Interest Expense on Totem Note	333
Interest Expense on Note	15,881
Amortization of Note DFC &OID	879
Total interest expense	$17,815

For the nine months ended September 30, 2013:

Interest Expense on Made Note	$722
Interest Expense on Totem Note	333
Interest Expense on Note	15,881
Amortization of Note DFC &OID	975
Reversal of Sillerman guarantee amortization	(6,296)
Reversal of the Term Loan DFC amortization	(951)
Reversal of interest expense for Term Loan	(3,017)
Total interest expense	$7,647

(9)         Adjustments to Equity - The following table details the pro forma adjustments to equity accounts, temporary equity and mandatorily redeemable non-controlling interest.

	Common Stock	APIC	Due from Shareholders	Accumulated other comprehensive income	Accumulated Equity/ Deficit	Total SFX / Parent shareholders ' equity	Non- Controlling Interest	Total Equity	Temporary Common stock	Temporary NCI	Mandatory Redeemable y NCI NCI (Liab.)
ID&T (a)	(39)	$(1,264)	$—	$(631)	$(36,135)	$(38,069)	$—	$(38,069)	$—	$—	$—
ID&T JV (b)	—	17,884	—	—	(68)	17,816	(17,884)	(68)	—	—	—
i-Motion	(68)	3,471	—	—	(2,097)	1,306	—	1,306	—	—	—
Made	—	3,365	—	—	541	3,906	—	3,906	—	—	—
Totem	(1)	—	—	—	985	984	—	984	9,975	—	—
Termination of repurchase rights (d)	5	29,375				29,380		29,380	(29,380)

S-1 Acquisitions Total	(103)	$52,831	$—	$(631)	$(36,774)	$15,323	$(17,884)	$(2,561)	$(19,405)	$—	$—

Paylogic Total (c)	(27)	$8,201	$—	$—	$1,566	$9,740	$—	$9,740	$—	$—	$1,191

Initial Public Offering (e)	20	$240,744	$—	$—	$—	$240,764	$—	$240,764	$—	$—	$—

(a)  We have included an adjustment in additional paid-in-capital of $1,264. This comprises the elimination of ID&T’s historic additional paid-in-capital of $9,317 and an increase of $8,053 related to the additional shares of our common stock we will issue to the ID&T Seller in connection with the acquisition. We have also included an adjustment in accumulated equity/deficit of $40 representing intercompany expenses incurred in connection with the acquisition of ID&T.

(b)  We have included an adjustment in accumulated equity/deficit of $68 representing intercompany expenses incurred in connection with the acquisition of ID&T JV.

(c)  We have included an adjustment in additional paid-in-capital of $8,201. This comprises the elimination of Paylogic’s historic additional paid-in-capital of $1,531and an increase of $9,732 related to the additional shares of our common stock we will issue to Paylogic in connection with the acquisition.

(d)  The adjustment reflects the 5,000,000 shares of common stock with “put” rights, par value of $0.001, reclassified from temporary equity to permanent equity. The shares reclassified as part of this adjustment approximate $29,380 ($29,375 in additional paid-in-capital and $5 in common stock) representing the ID&T JV, the ID&T Option and Disco share issuances, will no longer have a put right upon the completion of the initial public offering.

(e)  Reflects the proceeds of our initial public offering after deducting underwriting discounts and commissions and offering expenses paid ($1,878 of which was capitalized in other assets and subsequently reclassified to APIC upon our IPO) or payable by us after September 30, 2013.

(10)     Non-controlling Interests - The unaudited pro forma condensed combined statement of operations accounts for the 20% non-controlling interest in MMG that we did not acquire, the 25% mandatorily non-controlling interest in Paylogic that we plan to acquire, and the elimination of the 49% non-controlling interest in the ID&T JV that we acquired as follows.

	For the year ended December 31, 2012	For the nine months ended September 30, 2012	For the nine months ended September 30, 2013
Net Income - MMG	$2,598	$2,101	$—

Adustment to net income attributable to Non-Controlling Interest - MMG 20%	520	420	—

Net Loss - ID&T JV	—	—	(11,189)

Amount already recorded 49%	—	—	(5,482)

Adjustment to eliminate net loss attributable to 49% non-controlling interest holders of ID&T JV			5,482

Net income/(loss) - Paylogic	11	(103)	132

Adjustment to net income/loss attributable to Non-Controlling interest - Paylogic 25%	3	(26)	33

Total adjustment to Non- Controlling Interests	$523	$394	$5,515

(11)    Provision for Income Tax - The following tables details the pro forma adjustments to income taxes for the year ended December 31, 2012 and the nine months ended September 30, 2013 and September 30, 2012.

Year ended, December 31, 2012	LIC (1/1/12- 7/31/12)	DDP (1/1/12- 6/19/12)	MMG (1/1/12- 12/31/12)	Beatport	ID&T	I-Motion	Totem	Made	S-1 Acquisitions Pro Forma Adjustments	S-1 Acquisitions Pro Forma Operating Loss	Paylogic	Pro Forma Adjustment	Paylogic Pro Forma Adjustment

Net income/ (loss) before income taxes	$362	$(1,121)	$2,598	$(1,374)	$1,569	$2,436	$6,291	$2,857	$(94,143)	$(80,525)	$22	$(1,625)	$(1,603)

								Estimated benefit at statutory income tax rate 38%		30,600			609

								Less benefit/ (provision) for income taxes
								Beatport		160
								ID&T		98
								I-Motion		777
								Totem		(14)
								Made		145
								Paylogic		—			11
								Pro forma tax adjustment		$31,766			$620

Nine Months ending, September 30, 2013	BEATPORT (1/01-3/15)	ID&T	I-Motion	Totem	Made	S-1 Acquisitions Pro Forma Adjustments	S-1 Acquisitions Pro Forma Operating Loss	Paylogic	Pro Forma Adjustment	Paylogic Pro Forma Adjustment
Net income/(loss) before income taxes	$(2,281)	$37,516	$3,640	$(1,381)	$9	$(77,757)	$(40,254)	$170	$(1,278)	$(1,108)

					Estimated benefit at statutory income tax rate 38%		15,297			421
					Less benefit/(provision) for income taxes

						Beatport (1/1-3/15)	52
						ID&T	95
						I-Motion	1,040
						Totem	(477)
						Made	—
						Paylogic	—			38
						Pro forma tax adjustment	$16,007			$459

Nine Months ending, September 30, 2012	LIC (1/1/12- 7/31/12)	DDP (1/1/12- 6/19/12)	MMG (1/1/12- 9/30/12)	Beatport	ID&T	I- Motion	Totem	Made	S-1 Acquisitions Pro Forma Adjustments	S-1 Acquisitions Pro Forma Operating Loss	Paylogic	Pro Forma Adjustment	Paylogic Pro Forma Adjustment
Net income/(loss) before income taxes	$362	$(1,121)	$2,101	$(945)	$52	$2,632	$(5,608)	$3,069	$(70,810)	$(70,268)	$(133)	$(1,289)	$(1,422)

								Estimated benefit at statutory income tax rate 38%		26,702			540
								Less benefit/(provision) for income taxes
									Beatport	133
									ID&T	28
									I-Motion	754
									Totem	(14)
									Made	65
									Paylogic	—			(30)
								Pro forma tax adjustment		$27,668			$510

(12)                Earnings Per Share - The following table details the pro forma adjustments to earnings per share.

	Year ended December 31, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net loss attributable to SFX Entertainment, Inc.	$(67,739)	$(103,278)	$(48,123)

Weighted average shares outstanding and used in the computation of basic net income per share	72,580	85,857	71,891

Net loss attributable to SFX Entertainment, Inc. common shareholders per share -basis	$(0.93)	$(1.20)	$(0.67)

(13)     Weighted Average Shares Outstanding - The pro forma weighted average shares outstanding adjusts our weighted average shares outstanding during the twelve months ended December 31, 2012, the nine months ended September 30, 2013  and September 30, 2012, to reflect common stock issued after the beginning of 2012 in connection with the Transactions by adding to it the amount necessary to reflect those shares as having been outstanding for the entire period. In each case, we assume that the shares were issued and became outstanding on January 1, 2012. In each case, the figures below reflect adjustments covering the period during which the shares had not yet been issued. In the case of our acquisitions of Life in   Color, Disco and MMG, the column for the year ended December 31, 2012 and the column for the nine months ended September 30, 2012 adjusts for the shares to be outstanding for the period prior to their issuance during that year, and there is   no adjustment for the nine months ended September 30, 2013. In the case of our acquisitions of Beatport (shares issued on March 15, 2013) and the ID&T JV (shares issued on March 15, 2013) and our purchase of the ID&T Option (shares issued on March 20, 2013), the column for the year ended December 31, 2012, adjusts for the shares to be outstanding for the full year,  the column for the nine months ended September 30, 2012, adjusts for the shares to be outstanding from January 1, 2012  through September 30, 2012, and the column for the nine months ended September 30, 2013, only adjusts for the period from January 1, 2013 to the issuance of the shares during that period. In the case of Beatport and the ID&T JV shares issued on  March 15, 2013, the pro forma adjustment assumes that the shares were outstanding for the 73 days between January 1, 2013, and March 15, 2013, and for the entire year ended December 31, 2012. Similarly, the pro forma adjustment assumes that the shares issued for the ID&T Option were outstanding for the 75 days between January 1, 2013, and March 20, 2013, and for the entire year ended December 31, 2012. In the case of our completed acquisitions of i-Motion, Made, Totem, ID&T and Paylogic, each column adjusts for the shares to be outstanding for the full period presented, and the number of shares issued in our initial public offering.

For the shares of restricted stock issued to Mr. Sillerman the pro forma adjustment assumes they were issued on January 1, 2012.

	Common Shares
	December 31, 2012	September 30, 2013	September 30, 2012
Weighted Average shares
Acquisitions:	37,185,864	59,124,636	36,496,108
Shares issued for LIC	456,797	—	456,797
Shares issued for Disco	314,179	—	314,179
Shares issued for MMG	674,560	—	674,560
Shares issued for Beatport	5,000,000	1,341,912	5,000,000
Shares issued for ID&T JV (51%)	2,000,000	536,765	2,000,000
Shares issued for ID&T Option	2,000,000	573,529	2,000,000
Shares issued for I-Motion	409,357	409,357	409,357
Shares issued for Made	392,158	392,158	392,158
Shares issued for Totem	1,105,846	1,105,846	1,105,846
Shares issued for ID&T at closing	801,277	801,277	801,277
Shares issued for Paylogic	1,007,419	1,007,419	1,007,419
Private placements
April 1, 2013	1,000,000	330,882	1,000,000
Shares issued in IPO	20,000,000	20,000,000	20,000,000
Shares issued to Mr. Sillerman	233,000	233,000	233,000
Total Shareholders Equity	72,580,457	85,856,781	71,890,701

(14)     Exchange Transaction and Sillerman Compensation - On April 23, 2013, we exchanged 9,350,000 warrants previously issued to Mr. Sillerman for an equal number of stock options having substantially identical terms, except that the options provide for three-year cliff vesting based on the date of the original issuance. In addition, we exchanged 100,000 warrants with an exercise price of $0.01 per share and 1,000,000 shares of common stock previously issued to Mr. Sillerman for 1,100,000 shares of restricted stock also having three-year cliff vesting. All of these options and restricted stock were awarded under our 2013 Supplemental Equity Compensation Plan.

The fair value of the April 23, 2013 exchanged awards was based on assumptions at the date of exchange rather than at the date the warrants and shares of our common stock were originally issued. Our preliminary estimate of the fair value of these awards is $48,259. The expenses associated with these awards will be recognized over a period of time ranging from approximately 32 months to 35 months, resulting in a pro forma expense of $17,115, $5,348, and $12,836 for the year ended December 31, 2012, and the nine months ended September 30, 2013 and September 30, 2012, respectively.

The underlying assumptions in valuing the awards on April 23, 2013 were as follows.

Risk-free interest rate	0.97-1.01%
Dividend yield	—
Volatility factors	60%
Weighted average expected life (in years)	6.19-6.39

As consideration for personally guaranteeing the additional $10,500 that our subsidiary borrowed under the First Lien Term Loan Facility on August 20, 2013, our board of directors granted 233,000 shares of restricted stock that provide for three-year cliff vesting from the date of issuance to Mr. Sillerman, which we issued on October 15, 2013. At $11.44 per share, the value of this consideration is $2,666. This compensation will be recognized over the vesting period resulting in pro forma compensation expense of $889, $666 and $666 for the year ended December 31, 2012 and the nine months ended September 30, 2013, and September 30, 2012, respectively, which we reflect in selling, general and administrative expenses on our pro forma statements of operations.